SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2004

SYNIVERSE HOLDINGS, LLC

SYNIVERSE TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Delaware	333-88168-01 333-88168	30-0041664 06-1262301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tampa City Center, Suite 700

Tampa, Florida 33602

(Address of Principal Executive Offices, including Zip Code)

(813) 273-3000

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

On March 11, 2004, Syniverse Holdings, LLC (the “Ultimate Parent”), Syniverse Holdings, Inc (the “Parent”) and Syniverse Technologies Inc. (the “Borrower”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with the lenders signatory thereto and Lehman Commercial Paper Inc., as administrative agent for the lenders (the “Agent”). The Second Amendment amends the Credit Agreement among the Ultimate Parent, the Parent, the Borrower, the lenders from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book manager, and the Agent (the “Credit Agreement”). The Second Amendment (i) provides for the incurrence under the Credit Agreement of new Additional Tranche B Term Loans, which will refinance, in full, all remaining outstanding Tranche B Term Loans and (ii) reduces the percentage of Excess Cash Flow which must be applied to prepay the loans. The Applicable Margin with respect to Additional Tranche B Term Loans is 2.5% for Base Rate Loans and 3.5% for Eurodollar Loans.

The Second Amendment is attached hereto as Exhibit 5.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the First Amendment which was filed as Exhibit 5.1 to the Registrants Form 8-K filed September 29, 2003 and the Credit Agreement, which was filed as Exhibit 10.1 to the Registrants’ Form S-4 filed on May 13, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

5.1	Second Amendment to Credit Agreement, dated as of March 11, 2004, by and among the Ultimate Parent, Parent, Borrower, the lenders signatory thereto, and the Agent.

2

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 16, 2004

SYNIVERSE HOLDINGS, LLC

/s/ RAYMOND L. LAWLESS
By:	Raymond L. Lawless
Its:	Chief Financial Officer, Secretary and Manager

SYNIVERSE TECHNOLOGIES INC.

/s/ RAYMOND L. LAWLESS
By:	Raymond L. Lawless
Its:	Chief Financial Officer, Secretary and Director

3

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
5.1	Second Amendment to Credit Agreement, dated as of March 11, 2004, by and among Syniverse Holdings, LLC, Syniverse Holdings, Inc., Syniverse Technologies Inc., the lenders signatory thereto, and Lehman Commercial Paper Inc.

4